Exhibit 3.55

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “RESIDENTIAL LENDING SERVICES, INC.”, CHANGING ITS NAME FROM “RESIDENTIAL LENDING SERVICES, INC.” TO “LPS MORTGAGE PROCESSING SOLUTIONS, INC.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JULY, A.D. 2008, AT 5:42 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4471057 8100 080832667	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6763114

You may verify this certificate online	DATE: 07-30-08
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:37 PM 07/30/2008
FILED 05:42 PM 07/30/2008
SRV 080832667 – 4471057 FILE
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
     Residential Lending Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
FIRST: That the directors of Residential Lending Services, Inc., by the written consent of its directors filed with the minutes of the board, adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, and declaring said amendment to be advisable, The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that the Certificate of Incorporation of Residential Lending Services, Inc. be amended by changing Article First thereof so that, as amended, said Article shall be and read as follows:
First: The name of the corporation is LPS Mortgage Processing Solutions, Inc.
SECOND: That in lieu of a meeting and vote of the sole stockholder, the sole stockholder has given unanimous written consent in favor of said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
FOURTH: That the capital of said corporation shall not be reduced or changed under or by reason of said amendment.
     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this July 28, 2008.

By:	/s/ Todd C. Johnson

Authorized Officer

Name:	Todd C. Johnson
Title:	Executive Vice President, General Counsel
and Corporate Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:13 PM 12/07/2007
FILED 03:13 PM 12/07/2007
SRV 071297985 – 4471057 FILE
STATE of DELAWARE
CERTIFICATE of INCORPORATION
A STOCK CORPORATION
•	First: The name of this Corporation is Residential Lending Services, Inc.

•	Second: Its registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington County of New Castle Zip Code 19801. The registered agent in charge thereof is The Corporation Trust Company.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
•	Fourth: The amount of the total stock of this corporation is authorized to issue is 1000 shares (number of authorized shares) with a par value of 0.0001000000 per share.

•	Fifth: The name and mailing address of the incorporator are as follows:
Name Todd C. Johnson
Mailing Address
                              601 Riverside Avenue
                              Jacksonville, FL Zip Code 32204
•	I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 7th day of December, A.D. 2007.

BY:	/s/ Todd C. Johnson

(Incorporator)

NAME:	Todd C. Johnson

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